UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 20, 2023 (October 19, 2023)

COCA COLA CO
(Exact name of Registrant as specified in its charter)

Delaware		001-02217	58-0628465
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
One Coca-Cola Plaza
Atlanta,	Georgia		30313
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.25 Par Value	KO	New York Stock Exchange
0.500% Notes Due 2024	KO24	New York Stock Exchange
1.875% Notes Due 2026	KO26	New York Stock Exchange
0.750% Notes Due 2026	KO26C	New York Stock Exchange
1.125% Notes Due 2027	KO27	New York Stock Exchange
0.125% Notes Due 2029	KO29A	New York Stock Exchange
0.125% Notes Due 2029	KO29B	New York Stock Exchange
0.400% Notes Due 2030	KO30B	New York Stock Exchange
1.250% Notes Due 2031	KO31	New York Stock Exchange
0.375% Notes Due 2033	KO33	New York Stock Exchange
0.500% Notes Due 2033	KO33A	New York Stock Exchange
1.625% Notes Due 2035	KO35	New York Stock Exchange
1.100% Notes Due 2036	KO36	New York Stock Exchange
0.950% Notes Due 2036	KO36A	New York Stock Exchange
0.800% Notes Due 2040	KO40B	New York Stock Exchange
1.000% Notes Due 2041	KO41	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 19, 2023, the Board of Directors of The Coca-Cola Company (the “Company”) adopted and approved amended and restated by-laws (the “Amended and Restated By-Laws”). Among other updates, the Amended and Restated By-Laws:

•modernize shareowner meeting and voting mechanics throughout Article I to, among other things, set the default location of annual meetings to be the Company’s principal executive offices, provide explicitly for virtual shareowner meetings throughout Article I, clarify the manner in which a meeting of shareowners (including a virtual shareowner meeting) may be adjourned without having to provide additional notice, and clarify certain other meeting notice, quorum, adjournment, and record date procedures;
•clarify procedures in Article I, Section 10 with respect to notice of shareowner business at annual shareowner meetings, including to provide that notice of proposed shareowner business other than director nominations must be received not earlier than close of business on the 150th day and not later than close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting;
•clarify Article I, Section 11 with respect to the election of directors, including to provide for shareowner notice mechanics for additional directorships resulting from an increase in the number of directors to be elected at an annual meeting after the time period for shareowner nominations has passed;
•update Article II to, among other things, remove the default requirement that the size of the Board of Directors be set at 20 absent a different Board resolution, clarify that a regular meeting of the Board of Directors may be held without notice immediately after the annual meeting of shareowners, and set a minimum quorum of not less than one-third of the total authorized number directors at the time;
•update committee operating mechanics in Article III to allow committee members to unanimously appoint another director to act in place of any absent or disqualified member and to provide explicitly that committees may create subcommittees from time to time;
•update Article V to remove “Chairman of the Board” and “Vice Chairman” as officer titles and to remove detailed reporting requirements related to the Treasurer and Chief of Internal Audits; and
•make certain additional technical, conforming, and modernizing revisions and clarifications and other administrative changes.

The foregoing description of the amendments to the Amended and Restated By-Laws is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, which is filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01(d). Financial Statements and Exhibits.
EXHIBIT INDEX

Exhibit No.	Description
Exhibit 3.2	By-Laws of the Company, as amended and restated effective October 19, 2023
Exhibit 104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)

Date: October 20, 2023	By:	/s/ Monica Howard Douglas
Monica Howard Douglas Senior Vice President and General Counsel